UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2025

TANGER INC.
TANGER PROPERTIES LIMITED PARTNERSHIP
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(Tanger Inc.)	(Tanger Inc.)	(Tanger Inc.)
North Carolina	333-03526-01	56-1822494
(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Tanger Inc. (the “Company”) commenced an “at the market” offering program (the “ATM Program”) pursuant to which the Company may issue and sell shares of its common shares, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to $400 million in amounts and at times to be determined by the Company. The ATM Program replaces a separate “at the market” offering program (the “Prior ATM Program”) (as described more fully under Item 1.02 of this Current Report on Form 8-K), which provided for the issuance and sale of the Company’s Common Shares having an aggregate offering price of up to $250 million from time to time through the sales agents party to the 2023 Sales Agreement (as defined below). The Prior ATM Program had a remaining capacity of $34.5 million, which was retired as of February 24, 2025, when the Prior ATM Program was terminated. The Prior ATM Program is no longer effective except for provisions applicable to the Outstanding Forward Sales (as defined below), which will remain in effect until the Outstanding Forward Sales have settled.

In connection with the ATM Program, on February 24, 2025, the Company and Tanger Properties Limited Partnership (the “Operating Partnership”) entered into that certain ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with each of BofA Securities, Inc., Wells Fargo Securities, LLC, BTIG, LLC, Nomura Securities International, Inc. (acting through BTIG, LLC, as agent), Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc., Bank of America, N.A., Wells Fargo Bank, National Association, Nomura Global Financial Products, Inc., The Bank of Nova Scotia, The Toronto-Dominion Bank and Truist Bank (or certain of their respective affiliates) in their capacity as Sales Agents, as Forward Sellers and/or as Forward Purchasers, in each case as described below, relating to (i) the issuance and sale by the Company to or through the Sales Agents, from time to time, of the Company’s Common Shares, (the “Issuance Shares”), and (ii) the sale by the Forward Sellers, as agents on behalf of the Forward Purchasers, of Common Shares (the “Forward Shares” and, together with the Issuance Shares, the “Securities”). We refer to these entities, when acting in their capacity as sales agents for the Company, individually as a “Sales Agent” and collectively as the “Sales Agents,” when acting in their capacity as counterparties to forward sale agreements, individually as a “Forward Purchaser” and collectively as the “Forward Purchasers,” and when acting in their capacity as agents for the Forward Purchasers, individually as a “Forward Seller” and collectively as the “Forward Sellers.” Also on February 24, 2025, the Company filed a prospectus supplement (the “Prospectus Supplement”), with the Securities and Exchange Commission to the base prospectus, dated December 6, 2023, contained in the Company’s shelf registration statement on Form S-3 (File No. 333-275907) filed on December 6, 2023 (the “Registration Statement”), which relates to the Company’s new ATM Program.

Pursuant to the Sales Agreement, the aggregate offering sales price of the Common Shares which the Company may offer and sell through the Sales Agents, pursuant to agency and principal transactions and/or the Forward Purchasers, in forward stock purchase transactions evidenced by separate letter agreements, is $400 million.

The offer and sales of the Securities, if any, made pursuant to the Sales Agreement will be made under the Company’s Registration Statement, as supplemented by the Prospectus Supplement.

The Company may sell the Securities in amounts and at times to be determined by the Company from time to time but has no obligation to sell any of the Securities, and may at any time suspend solicitation and offers under the Sales Agreement. Actual sales, if any, will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Shares, capital needs and determinations by the Company of the appropriate sources of its funding.

The sales, if any, of the Issuance Shares will be made through the Sales Agents acting as sales agent for the Company or directly to the Sales Agents acting as principals. The sales, if any, of the Forward Shares will be made through the Forward Sellers, acting as agents for the applicable Forward Purchasers. Sales of the Securities, if any, made pursuant to the Sales Agreement may be sold in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks.

The Sales Agreement provides that each Sales Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of any of the Issuance Shares sold through it as Sales Agent. Under the terms of the Sales Agreement, the Company may also sell Issuance Shares to one or more Sales Agents, as principal, at a price agreed upon at the time of sale. If the Company sells Issuance Shares to any Sales Agent(s) as principal, it will enter into a separate terms agreement with the Sales Agent(s), setting forth the terms of such transaction.

Pursuant to the Sales Agreement, the Company may enter into one or more forward sale agreements with one or more of the Forward Purchasers. In connection with each such forward sale agreement, the relevant Forward Purchaser will, at the Company’s request, use commercially reasonable efforts to borrow from third parties and, through the relevant Forward Seller, sell a number of Forward Shares equal to the number of Common Shares underlying such forward sale agreement. The Sales Agreement also provides that a Forward Seller will be entitled to commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed Common Shares sold by the applicable Forward Seller, which commissions will be in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser.

Although the Company expects to physically settle any forward sale agreement into which it enters (by the delivery of Common Shares) and receive proceeds from the sale of those Common Shares upon one or more forward settlement dates no later than the date that is two years from entry into the applicable forward sale agreement, the Company may elect to cash settle or net share settle all or a portion of its obligations under any forward sale agreement. If the Company elects to cash settle any forward sale agreement, it may not receive any proceeds, and may owe cash to the relevant Forward Purchaser in certain circumstances. If the Company elects to net share settle any forward sale agreement, it will not receive any proceeds, and it may owe Common Shares to the relevant Forward Purchaser in certain circumstances. Any forward sale agreement is subject to early termination or settlement under certain circumstances.

The Company intends to use the net proceeds from any sales of Securities for general corporate purposes, which may include, but are not limited to, the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership’s portfolio, investments in joint ventures, the repayment of certain secured or unsecured indebtedness outstanding at such time (including amounts outstanding from time to time under the Company’s lines of credit, senior notes, term loan or future indebtedness) and to provide for working capital.

Some or all of the Sale Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and/or other commercial dealings in the ordinary course of business with the Company and/or the Company’s subsidiaries, for which they have received and/or in the future may receive fees and commissions for these transactions or services.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Sales Agreement and also agreed to indemnify the Sales Agents, the Forward Sellers and the Forward Purchasers against certain liabilities, including liabilities under the Securities Act. The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full text of such agreement. A copy of the Sales Agreement, including a form of registered forward confirmation, attached as Annex 2 thereto, is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Legal opinions of Troutman Pepper Locke LLP are filed as Exhibit 5.1 and Exhibit 8.1, respectively, and the consent of Troutman Pepper Locke LLP is filed as Exhibit 23.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02. Termination of a Material Definitive Agreement.

Substantially concurrent with the Company’s and the Operating Partnership’s entry into the Sales Agreement, on February 24, 2025, the Company terminated its existing ATM Equity OfferingSM Sales Agreement, dated as of December 6, 2023, by and among the Company, the Operating Partnership and the parties thereto (the “2023 Sales Agreement”). Pursuant to the 2023 Sales Agreement, the Company previously issued and sold 4,478,110 Common Shares having an aggregate gross sales price of $145,731,868 and, in addition, the Company entered into forward sales of 1,915,762 Common Shares having an aggregate gross sales price of $69,730,795, which have outside settlement dates of December 31, 2025 and March 31, 2026, and have not settled as of the date hereof (the “Outstanding Forward Sales”), by means of a prospectus supplement dated December 6, 2023. The Prior ATM

Program, which had $34.5 million of Common Shares remaining, has been terminated and is no longer effective except for provisions applicable to the Outstanding Forward Sales, which will remain in effect until the Outstanding Forward Sales have settled.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit No.
1.1	ATM Equity OfferingSM Sales Agreement dated February 24, 2025

5.1	Opinion of Troutman Pepper Locke LLP

8.1	Opinion of Troutman Pepper Locke LLP

23.1	Consent of Troutman Pepper Locke LLP (included in Exhibits 5.1 and 8.1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2025

TANGER INC.

By:	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)

TANGER PROPERTIES LIMITED PARTNERSHIP

By:	TANGER INC., its sole general partner

By:	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)